Exhibit 4.2

NETSUITE, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is dated as of March 31, 2005, and is made by and among NETSUITE, INC., a California corporation (the “Issuer” or the “Company”), and the investors named on Annex A attached hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, the Issuer and TAKO Ventures, LLC (“TAKO”) entered into that certain Series A Stock Purchase Agreement dated October 30, 1998 and that certain Series B Stock Purchase Agreement dated January 27, 2000 (collectively, the “Series A/B Purchase Agreements”), and Sections 10, 11 and 12 of each such agreement included certain registration rights, information rights, first refusal and other covenants;

WHEREAS, Sections 10, 11 and 12 of the Series A/B Agreements were amended, restated and replaced pursuant to the terms of that certain Investor Rights Agreement dated as of May 18, 2000 among the Issuer, TAKO and other investors in the Issuer’s Series C financing (the “Series C Investor Rights Agreement”);

WHEREAS, the Series C Investor Rights Agreement was, pursuant to Section 4.2 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of the Amended and Restated Investor Rights Agreement dated as of April 6, 2001 among the Issuer and other shareholders of the Issuer (the “Series D Investor Rights Agreement”);

WHEREAS, the Series D Investor Rights Agreement was, pursuant to Section 4.2 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of the Amended and Restated Investor Rights Agreement dated as of February 6, 2002 among the Issuer and other shareholders of the Issuer (the “Series E Investor Rights Agreement”);

WHEREAS, the Series E Investor Rights Agreement was, pursuant to Section 4.2 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of the Amended and Restated Investor Rights Agreement dated as of February 11, 2003 among the Issuer and other shareholders of the Issuer (the “Series F Investor Rights Agreement”);

WHEREAS, the Series F Investor Rights Agreement was, pursuant to Section 4.2 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of the Amended and Restated Investor Rights Agreement dated as of January 14, 2004 among the Issuer and other shareholders of the Issuer (the “Series G Investor Rights Agreement”);

WHEREAS, the Issuer and certain of the Investors have entered into a Series H Preferred Stock Purchase Agreement dated as of the date hereof (the “Series H Stock Purchase Agreement”), pursuant to which those Investors will receive from the Issuer up to 146,100,000 shares (the “Series H Preferred Shares”) of Series H Convertible Preferred Stock, $.01 par value, of the Issuer; and

WHEREAS, as an inducement to such Investors to consummate the transactions contemplated by the Series H Stock Purchase Agreement (the “Series H Investors”), the Issuer, the Series H Investors and other Investors have agreed to enter into this Agreement which, pursuant to the terms of Section 4.2 of the Series G Investor Rights Agreement (which allows for amendment of that agreement by a specified majority in interest of the parties to that agreement), amends, restates and replaces the Series G Investor Rights Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

“Additional Shares” means shares of Common Stock (i) acquired by the Investor or (ii) issuable to the Investor upon conversion or exercise of any security of the Issuer, in each case other than by conversion of the Preferred Shares, provided such shares of Common Stock are, at the time of such acquisition, “restricted securities” as such term is defined in Rule 144.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person. “Control” means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Any director, member of management or other employee of the Issuer or any of its Subsidiaries who would not otherwise be an Affiliate of the Investor shall not be deemed to be an Affiliate of the Investor. For purposes of this Agreement, a limited partnership shall be deemed to be an Affiliate of an Investor if the general partner of such limited partnership is an Affiliate of such Investor.

“Agreement” shall have the meaning given it in the first paragraph of this Agreement as such agreement may be amended, supplemented or modified from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Closing Date” means the date hereof.

“Common Stock” means the Common Stock, par value $.01 per share, of the Issuer or any common stock issued by Issuer in substitution therefor.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles.

“Holder” means any holder of Registrable Securities or Preferred Shares, including a Holder that has received Registrable Securities pursuant to Section 4.3.

“Investor” shall have the meaning given it in the first paragraph of this Agreement.

“Issuer” shall have the meaning given it in the first paragraph of this Agreement.

“Material Adverse Effect” means any material adverse effect on the operations, condition (financial or other), assets, liabilities, earnings or prospects of the Company.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

“Preferred Shares” shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” means (a) the Conversion Shares, (b) the Additional Shares, (c) shares of Common Stock issuable upon exercise of the warrant issued to Yahoo! pursuant to the Advertising and Promotion Agreement dated August 18, 2000, as amended on January 18, 2001, between the Company and Yahoo! Inc., (d) any securities issued or issuable with respect to any Conversion Shares or Additional Shares referred to in the foregoing clauses (a) and (b), (i) upon conversion or exchange thereof, (ii) by way of stock dividend or other distribution, stock split, or reverse stock split, or (iii) in connection with a combination of shares, recapitalization, merger, consolidation, exchange offer or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been distributed to the public in reliance upon Rule 144, (C) subject to the provisions of Section 4.1 (b)(ii), new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Issuer and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (D) such securities shall have been acquired by the Issuer. In determining the number of Registrable Securities outstanding at any time or whether the Holders of the requisite number of Registrable Securities have taken any action hereunder and in calculating the number of Registrable Securities for all purposes under the Agreement outstanding Preferred Shares shall be deemed to have been converted at the then existing conversion price.

“Registration Expenses” All fees and expenses incident to the performance of or compliance with the provisions of this Agreement, whether or not any registration statement is filed or becomes effective, including, without limitation, all (i) registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriter or underwriters in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 2.3(e)), and (C) fees and other expenses associated with the listing of the Conversion Shares and any Additional Shares on the Nasdaq National Market and any other applicable exchange, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses), (iii) fees and disbursements of all independent certified public accountants referred to in Section 2.3 (including, without limitation, the reasonable expenses of any special audit and “cold comfort” letters required by or incident to such performance), (iv) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Rule 2720 of the NASD Rules of Conduct, (v) fees and expenses of all attorneys, advisers, appraisers and other Persons retained by the Issuer or any Subsidiary of the Issuer, (vi) the expenses relating to printing, word processing and distributing all registration statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement and (vii) the reasonable out-of-pocket expenses of the Holders of the Registrable Securities being registered in such registration incurred in connection therewith including, without limitation, the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Holders of a majority of the Registrable Securities to be included in such Registration Statement. “Registration Expenses” shall not include any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the Holders thereof.

“Registration Statement” means any registration statement of the Issuer that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, and all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Series A Preferred Stock” means Series A Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series B Preferred Stock” means Series B Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series C Preferred Stock” means Series C Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series D Preferred Stock” means Series D Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series E Preferred Stock” means Series E Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series F Preferred Stock” means Series F Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series G Preferred Stock” means Series G Convertible Preferred Stock, $.01 par value, of the Issuer.

“Series H Preferred Stock” means Series H Convertible Preferred Stock, $.01 par value, of the Issuer.

“Special Registration” means the registration of shares of equity securities and/or options or other rights in respect thereof to be offered solely to directors, members of management, employees, consultants or sales agents, distributors or similar representatives of the Issuer or its direct or indirect Subsidiaries, solely on Form S-8 or any successor form.

“Subsidiary” means, with respect to any Person, any corporation or Person, a majority of the outstanding voting stock or other equity interests of which is owned, directly or indirectly, by that Person.

“underwritten registration” or “underwritten offering” means a registration in which securities of the Issuer (including Registrable Securities) are sold to an underwriter for re-offering to the public.

2. Registration.

2.1 Demand Registration.

(a) Requests. Subject to the provisions of Section 2.7, at any time or from time to time after 180 days following the initial public offering of the Common Stock, (i) the holders of the majority of the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall have the right to make written requests that the Issuer effect up to two (2) registrations under the Securities Act of all or part of the Registrable Securities of the Holders making such request, (ii) the holders of the majority of the Series E Preferred Stock shall have the right to make written requests that the Issuer effect up to two (2) registrations under the Securities Act of all or part of the Registrable Securities of the Holders making such request, (iii) the holders of the majority of the Series D Preferred Stock shall have the right to make written requests that the Issuer effect up to two (2) registrations under the Securities Act of all or part of the Registrable Securities of the Holders making such request, (iv) the holders of the majority of Series C Preferred Stock shall have the right to make written requests that the Issuer effect up to two (2) registrations under the Securities Act of all or part of the Registrable Securities of the Holders making such request and (v) ADP Atlantic, Inc. (“ADP”) shall have the right to make a written request that the Issuer effect one (1) registration under the Securities Act of all or part of the Registrable Securities held by ADP, in each case, which requests shall specify the intended method of disposition thereof by such Holders, including whether the registration requested is for an underwritten offering. To the extent ADP is making a request with other Holders pursuant to Section 2.1(a)(iv), said request shall not be counted as a request for purposes of Section 2.1(a)(v). The Issuer shall not be required to effect more than eight (8) registrations under this Section 2.1(a). All Registration Expenses incurred in connection with the exercise of any rights pursuant to this Section 2.1 shall be borne by the Issuer, including without limitation the reasonable fees and expenses of one legal counsel for the Holders. Nothing in this Agreement shall prevent any Holder from making a request under this Section 2.1(a) prior to converting the Preferred Shares.

(b) Form S-3 Registration. If at any time the Issuer is eligible to file a Registration Statement under the Securities Act on Form S-3, holders of (i) a majority of the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (voting together on an as-converted to Common Stock basis), (ii) a majority of the Series E Preferred Stock, (iii) a majority of the Series D Preferred Stock (on an as-converted to Common Stock basis), (iv) at least 23% of the Series C Preferred Stock, or (v) a majority of the Series A Preferred Stock and Series B Preferred Stock (on an as-converted to Common Stock basis) shall have the right to make written requests that the Issuer effect one or more registrations under the Securities Act on Form S-3 of all or part of the Registrable Securities of the Holder making such request, which requests shall specify the intended method of disposition thereof by such Holder, including whether (i) the registration requested is for an underwritten offering and (ii) the Registration Statement covering such Registrable Securities shall provide for the sale by the requesting Holders of the Registrable Securities from time to time on a delayed or a continuous basis under Rule 415 under the Securities Act. No requested registration under this Section 2.1(b) shall constitute a “demand” registration for purposes of Section 2.1(a).

(c) Obligation to Effect Registration. Within 10 days after receipt by the Issuer of any request for registration pursuant to Section 2.1(a) or 2.1(b), the Issuer shall promptly give written notice of such requested registration to all Holders, and thereupon will use its best efforts to effect the registration under the Securities Act of:

(i) the Registrable Securities which the Issuer has been so requested to register pursuant to Section 2.1(a) or 2.1(b), and

(ii) all other Registrable Securities which the Issuer has been requested to register by the Holders thereof by written request given to the Issuer within 10 days after the Issuer has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(d) Effective Registration Statement. A registration requested pursuant to Section 2.1(a) or 2.1(b) shall not be deemed to have been effected unless it is declared effective by the SEC and remains effective for the period specified in Section 2.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 2.1(a) or 2.1(b) that does not become effective after the Issuer has filed a Registration Statement with respect thereto by reason of the refusal to proceed of the Holders of Registrable Securities requesting the registration, or by reason of a request by the Holders of a majority of the Registrable Securities (in the case of a request pursuant to Section 2(a) only) for which registration is being requested that such registration be withdrawn, shall be deemed to have been effected by the Issuer at the request of such Holders.

(e) Pro Rata Allocation. If the Holders of a majority of the Registrable Securities for which registration is being requested pursuant to Section 2.1(a) or 2.1(b) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, Holders of Registrable Securities proposing to sell their securities in such registration shall share pro rata in the number of securities being offered and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such Holders.

(f) Inclusion of Other Securities in Demand Registration.

(i) The Issuer may, subject to the remainder of this Section 2.1(f), elect to include in any Registration Statement made pursuant to Section 2.1(a) or 2.1(b), authorized but unissued shares of Common Stock or shares of Common Stock held as treasury stock.

(ii) Notwithstanding any other provision of this Section 2(f), the Issuer shall not register securities (other than Registrable Securities) for sale for the account of any Person in any registration requested pursuant to Section 2.1(a) or 2.1(b) unless permitted to do so by the written consent of the Holders holding at least a majority of the Registrable Securities proposed to be sold in such registration.

(iii) If any Registration Statement made pursuant to Section 2.1(a) or 2.1(b) involves an underwritten offering and the managing underwriter of such offering (or, in connection with an offering that is not underwritten, an investment banker) shall advise the Issuer that, due to marketing factors, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, the Issuer shall include in such registration:

(A) first, all Registrable Securities requested to be included in such registration by the selling Holders (including, without limitation, the Holder or Holders initially requesting or demanding such registration and the Holder or Holders requesting such registration pursuant to Section 2.1(c)(ii) and 2.2), as provided in Section 2.1(e);

(B) second, to the extent that the number of securities to be registered pursuant to clause (A) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, securities that the Issuer proposes to register; and

(C) third, to the extent that the number of shares registered pursuant to clauses (A) and (B) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the selling Holders, the securities requested to be included by any other holders (if permitted by the Holders or otherwise pursuant to Section 2.1(f)(ii)).

The securities to be included in any such registration pursuant to clause (C) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders.

2.2 Piggyback Registration. If the Issuer at any time proposes to register any Common Stock under the Securities Act (other than pursuant to a Registration Statement relating solely to the sale of securities on Form S-4 with respect to any merger, consolidation or acquisition, pursuant to Section 2.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it shall each such time give prompt written notice to all Holders of its intention to do so and, upon the written request of any Holder given to the Issuer within 10 days after the Issuer has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Issuer will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Issuer has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

(a) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register such securities, the Issuer may, at its election, give written notice of such determination to each Holder that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders to request that a registration be effected under Section 2.1; and

(b) if the Issuer shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banker) that in such underwriter’s or banker’s opinion, due to marketing factors, the number of securities requested to be included in such registration (whether by the Issuer, pursuant to this Section 2.2 or pursuant to any other rights granted by the Issuer to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering in an orderly manner within a price range that is acceptable to the Issuer, the Issuer shall include in such registration:

(i) first, all shares of Common Stock that the Issuer proposes to register for the account of the holder or holders initially requesting or demanding such registration;

(ii) second, to the extent that the number of shares registered pursuant to clause (i) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Issuer, the Registrable Securities requested to be included by the Holders; and

(iii) third, to the extent that the number of shares registered pursuant to clauses (i) and (ii) above is less than the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Issuer, the securities requested to be included by any other holders (including the Issuer for its own account), and the Issuer shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

The securities to be included in any such registration pursuant to clause (ii) or (iii) shall be allocated on a pro rata basis among all holders requesting that securities be included in such registration pursuant to such clause on the basis of the number of securities requested to be included by such holders.

No registration effected under this Section 2.2 shall relieve the Issuer from its obligation to effect registrations upon request under Section 2.1. All Registration Expenses of such registrations shall be borne by the Issuer. Nothing in this Agreement shall prevent any Holder from making a request under this Section 2.2 prior to converting the Preferred Shares.

2.3 Registration Procedures. If and whenever the Issuer is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Issuer shall:

(a) prepare and file with the SEC, as soon as practicable, a Registration Statement with respect to such securities, make all required filings with the NASD (or other appropriate exchange, organization or authority) and use its best efforts to cause such Registration Statement to become effective at the earliest possible date;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such other documents as may be necessary to keep such Registration Statement effective until the earlier of (i) 90 days after the effective date of such Registration Statement (360 days in the case of a shelf registration pursuant to Section 2.1(b)) or (ii) the consummation of the disposition by the Holders of all the Registrable Securities covered by such Registration Statement and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) furnish to counsel (if any) selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the SEC in connection with such registration a reasonable time prior to the proposed filing thereof and give reasonable consideration in good faith to any comments of such Holders, counsel and underwriters. The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto pursuant to a registration under Section 2.1(a) or 2.1(b) if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the underwriters, if any, shall reasonably object in writing;

(d) furnish to each seller of Registrable Securities, without charge, such reasonable number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case, including all exhibits (including exhibits incorporated by reference), financial statements, schedules and all documents incorporated therein, deemed to be incorporated therein by reference or filed therewith, except that the Issuer shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

(e) use its best efforts to register or qualify and cooperate with the Holders of Registrable Securities, the underwriters and their respective counsels in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall request; provided, that where Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its own counsel to perform blue sky investigations and file registrations and qualifications required to be filed pursuant to this

Section 2.3(e); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be effective hereunder and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller;

(f) in connection with an underwritten public offering only,

(i) furnish to each seller of Registrable Securities a signed counterpart, addressed to the sellers, of an opinion of counsel for the Issuer experienced in securities law matters, dated the effective date of the Registration Statement, and

(ii) if and to the extent permitted by applicable accounting standards, use its best efforts to furnish to each seller of Registrable Securities, addressed to them, a “cold comfort” letter signed by the independent public accountants who have certified the Issuer’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein), and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Investors may reasonable request;

(g)(i) notify each Holder of Registrable Securities subject to such Registration Statement if such Registration Statement, at the time it or any amendment thereto became effective, (x) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading upon discovery by the Issuer of such material misstatement or omission or (y) upon discovery by the Issuer of the happening of any event as a result of which the Issuer believes there would be such a material misstatement or omission, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each Holder of Registrable Securities subject to such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading upon discovery by the Issuer of such material misstatement or omission or upon discovery by the Issuer of the happening of any event as a result of which the Issuer believes there would be such a material misstatement or omission, and, as promptly as is practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Issuer complying with the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods;

(i) promptly notify each Holder of any Registrable Securities covered by such Registration Statement, their counsel and the underwriters (i) when such Registration Statement, or any post-effective amendment to such Registration Statement, shall have become effective, or any amendment of or supplement to the Prospectus used in connection therewith shall have been filed, (ii) of any request by the SEC to amend such Registration Statement or to amend or supplement such Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for any of such purposes, (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes and (v) if at any time when a Prospectus is to be required by the Securities Act to be delivered in connection with the sale of the Registrable Securities, the representations and warranties of the Issuer contained in any agreement (including the underwriting agreement contemplated in Section 2.4(b) below), to the knowledge of the Issuer, cease to be true and correct in any material respect;

(j) use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(k) prior to the effective date of the Registration Statement, (i) provide the registrar for the Common Stock or such other Registrable Securities with printed certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities;

(l) have the right, if the Board of Directors of the Issuer, in its good faith judgment, determines that any registration of shares of Common Stock should not be made or continued because (x) it would materially interfere with any material financing, acquisition, corporation reorganization, merger, or other transaction involving the Issuer or any of its Subsidiaries or (y) it would require the disclosure of material nonpublic information, which disclosure would have a Material Adverse Effect (each a “Valid Business Reason”), (i) to postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 90 days, and (ii) to cause any Registration Statement that has already been filed to be withdrawn and its effectiveness terminated or to postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 90 days (the “Postponement Period”); provided, however, that in no event shall the Issuer be permitted to postpone or withdraw a Registration Statement within 180 days after the expiration of the Postponement Period; and

(m) participate in marketing any Registrable Securities in connection with the registration of such securities under this Agreement (including, but not limited to, making available reasonably necessary personnel and participating in a road show) as would be customary for public offerings of this nature.

The Issuer may require each Holder of any Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding such Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such Holder agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

The Issuer agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Issuer, without the consent of such seller, such consent not to be unreasonably withheld.

By the acquisition of Registrable Securities, each Holder shall be deemed to have agreed that upon receipt of any notice from the Issuer pursuant to Section 2.3(g) or (l), such Holder will promptly discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder shall have received, in the case of clause (i) of Section 2.3(g), notice from the Issuer that such Registration Statement has been amended, as contemplated by Section 2.3(g); in the case of clause (ii) of Section 2.3(g), copies of the supplemented or amended Prospectus contemplated by Section 2.3(g); or, in the case of Section 2.3(l), the time period specified has elapsed or such Holder has received notice from the Issuer that the Postponement Period has been terminated. If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Issuer shall give any such notice, the period mentioned in Section 2.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2.3(g).

2.4 Underwritten Offerings. The provisions of this Section 2.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2.1 through 2.3, to any registration that is an underwritten offering.

(a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 2.1 is for an underwritten offering, only securities that are to be distributed by the underwriters may be included in the registration.

(b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by Holders pursuant to a registration requested under Section 2.1, the Issuer shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Holders of a majority of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Issuer and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 2.8, provisions for the delivery of officers’ certificates, opinions of counsel and accountants’ “cold comfort” letters, and lock-up arrangements. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Issuer to and for the benefit of such underwriters be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holders. No such Holder shall be required by the Issuer to make any representations or warranties to, or agreements with, the Issuer or the underwriters other than as set forth in Section 2.8(d) and representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution.

2.5 Lock-Up Agreements. If and whenever the Issuer proposes to register any of its equity securities under the Securities Act, whether or not for its own account (other than pursuant to a Special Registration), or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, each of the Holders, if required by the managing underwriter in an underwritten offering, agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144, of any Registrable Securities, any other equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer during the 10 days prior to, and for 90 days (or 180 days in the case of an initial public offering) after, the effective date of such registration, to the extent timely notified in writing by the Issuer or the managing underwriter, and the Issuer shall use its best efforts to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Issuer purchased from the Issuer at any time other than in a public offering to enter into a similar agreement with the Issuer. If and whenever the Issuer is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, the Issuer, if required by the managing underwriter in an underwritten offering, shall not effect (other than pursuant to such registration or a Special Registration) any public sale or distribution of any other equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer during the 10 days prior to, and for 90 days (or 180 days in the case of an initial public offering) after, the effective date of such registration, to the extent timely notified in writing by the managing underwriter. In addition, in such circumstances, the Issuer shall use its best efforts to cause its directors and officers and all holders of 5% or more of its equity securities (other than the

Holders) not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144, of any equity securities of the Issuer or any securities convertible into or exchangeable or exercisable for any equity securities of the Issuer during the 10 days prior to, and for 90 days (or 180 days in the case of an initial public offering) after, the effective date of such registration, to the extent timely notified in writing by the managing underwriter.

2.6 Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Issuer shall give the Holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and shall give each of them such access to all pertinent financial, corporate and other documents and properties of the Issuer and its Subsidiaries, and such opportunities to discuss the business of the Issuer with its officers, directors, employees and the independent public accountants who have issued audit reports on its financial statements as shall be necessary, in the opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.7 Other Registrations. If and whenever the Issuer is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, and if such registration shall not have been withdrawn or abandoned, the Issuer shall not be obligated to and shall not file any Registration Statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 90 days shall have elapsed from the effective date of such previous registration, provided that the Issuer shall not be prohibited from filing a registration statement by virtue of this Section 2.7 more than once in a 360 day period.

2.8 Indemnification.

(a) Indemnification by the Issuer. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, the Issuer shall indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other Person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other Person, if any, who controls such seller or any such participating Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, agent, participating Person or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Issuer shall reimburse such seller and each such director, officer, employee, agent, participating Person and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding as such expenses are incurred; provided that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by such seller or participating Person expressly for use in the preparation thereof.

(b) Indemnification by the Seller. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2, each of the prospective sellers of such securities, severally and not jointly, will indemnify and hold harmless the Issuer, each director of the Issuer, each officer of the Issuer who shall sign such Registration Statement, and each other Person, if any, who controls the Issuer or any such participating Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Issuer or any such director, officer, employee, participating Person or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus or preliminary prospectus included therein, or any amendment or supplement thereto, or any omission or alleged omission to state a material fact with respect to such seller required to be stated in any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with written information furnished to the Issuer by such seller expressly for use in the preparation of any such Registration Statement, Prospectus, preliminary prospectus, amendment or supplement; provided that the liability of each such seller shall be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, give prompt written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8 unless the failure to provide prompt written notice shall cause actual prejudice to the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to retain counsel reasonably satisfactory to such indemnified party to defend against such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and the payment of such fees by the indemnifying party or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has not retained counsel to defend such proceeding, in which case (under any of such clauses (i), (ii) or (iii)) it is understood that (x) the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and (y) such firm shall be designated in writing by the Holders of a majority of the Registrable Securities included in such Registration Statement in the case of parties indemnified pursuant to Section 2.8(a) and by the Issuer in the case of parties indemnified pursuant to Section 2.8(b). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and such judgment or settlement does not include injunctive relief against the indemnified party.

(d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.8 (with appropriate modifications) shall be given by the Issuer and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Holders of Registrable Securities covered by the Registration Statement in question and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph of this Section 2.8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 2.8(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 2.8 if such indemnification were enforceable under applicable law.

(f) Officers and Directors. As used in this Section 2.8, the terms “officers” and “directors” shall include the partners of Holders which are partnerships and the members and managers of Holders which are limited liability companies and their respective officers and employees.

2.9 Expenses. The Issuer shall pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 2.

3. Covenants of the Company. So long as any Registrable Securities remain outstanding, the Company shall comply with the following covenants:

3.1 Financial Statements. The Company shall maintain a system of accounts in accordance with GAAP applied on a consistent basis, keep full and complete financial records, and furnish to each Holder holding at least that number of shares of Common Stock equal to one percent of the shares of Common Stock then outstanding, on an as converted basis to Common Stock basis, the following reports:

(a) within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Company as at the end of such year, together with related audited consolidated statements of operations and cash flows of the Company for such year, examined and reported upon by the Company’s independent public accountants reasonably satisfactory to the Holders, prepared in accordance with GAAP and certified by the President and Chief Financial Officer of the Company;

(b) within 45 days after the end of each fiscal quarter, unaudited consolidated balance sheets with related unaudited consolidated statements of operations and cash flows of the Company, such balance sheets to be as of the end of such quarter and such statements of operations and cash flows to be both for the year-to-date period as of the end of such quarter and for the quarter, prepared in accordance with GAAP and certified by the President and Chief Financial Officer of the Company, together with comparisons of actual results versus the results for comparable periods in the preceding fiscal year and versus the results from the Company’s budget through such period;

(c) within 30 days after the end of each month or at such earlier time as is reasonably practicable, a balance sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company for such period prepared in accordance with GAAP;

(d) copies of all other material documents, statements and reports as and when delivered by the Company to any of its lenders, any governmental authorities and any documents, statements and reports delivered by the Company to any of its other investors as required by their respective investment or purchase agreements and notices of any changes to the operations, condition (financial or other), assets, liabilities, earnings or prospects of the Company reasonably likely to have a Material Adverse Effect; and

(e) such other information as the Holders may reasonably request in connection with any of the transactions entered into or proposed to be entered into by the Company that are not in the ordinary course of the Company’s business.

3.2 Budget and Operating Forecast. The Company shall prepare and deliver to the Board of Directors a budget for each fiscal year of the Company, together with management’s written discussion and analysis in reasonable detail of such budget and three-year projections.

3.3 Directors’ Indemnification and Insurance. The Articles of Incorporation or By-laws of the Company shall at all times provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law. The Company will obtain and at all times maintain on reasonable business terms directors’ and officers’ liability insurance coverage.

3.4 Material Adverse Changes. The Company shall promptly advise each Holder in writing of any event, including, without limitation, any suit or proceeding commenced or threatened against the Company, that in the reasonable judgment of the Company could have a Material Adverse Effect.

3.5 Inspection. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of any Investor to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers and independent accountants, all at reasonable times and at such Investor’s expense.

4. Miscellaneous.

4.1 Rule 144; Legended Securities; etc. (a) The Issuer shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Issuer is not required to file such reports, it shall, upon the request of any Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Rule 145), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 145. Upon the request of any Holder, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) The Issuer shall issue new certificates for Registrable Securities without a legend restricting further transfer if (i) such securities have been sold to the public pursuant to an effective Registration Statement under the Securities Act (other than Form S-8 if the Holder of such Registrable Securities is an Affiliate) or Rule 144, or (ii) (x) such issuance is otherwise permitted under the Securities Act, (y) the Holder of such shares has delivered to the

Issuer an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Issuer, to such effect, and (z) the Holder of such shares expressly requests the issuance of such certificates in writing.

4.2 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended, modified or supplemented, and the Issuer may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Issuer shall have obtained the written consent to such amendment, action or omission to act, of the Holders of at least a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock (voting together as a single class on an as-converted basis); provided, however, that (i) in the event such amendment or modification materially adversely affects the rights and/or obligations of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock Series G Preferred Stock, or Series H Preferred Stock, as the case may be, in a manner different from the manner in which it affects the rights and/or obligations of holders of other series of Preferred Stock, then such amendment or modification shall not be made without first obtaining the approval of the holders of at least a majority of the then outstanding shares of each such series of Preferred Stock so affected , and (ii) any amendment of the terms of Section 2.1(a)(iv) or of the second sentence of Section 2.1(a) shall not be made without the consent of ADP. The Company shall notify each of the Holders upon the effectiveness of any amendment to this Agreement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time. This Agreements amends, restates and replaces the Series G Investor Rights Agreement.

4.3 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees. Any Holder may assign its rights hereunder to an Affiliate or to other successors, permitted assigns and transferees of such Holder, by merger or consolidation or otherwise by operation of law. This Agreement shall survive any transfer of Registrable Securities to and shall inure to the benefit of an Affiliate or such other successors, assigns and transferees by merger or consolidation, by operation of law or otherwise. In addition, notwithstanding anything herein to the contrary, all rights of the Investors and any other Holder set forth herein may be assigned to a party who acquires Preferred Shares or Registrable Securities from an Investor or any other Holder (or any of their permitted assigns) if:

(a) such Investor or other Holder agrees in writing with the transferee or assignee to assign such rights, and the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and

(b) the transferee or assignee agrees in writing to be bound by all of the terms and conditions of this Agreement

4.4 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as indicated in Annex A hereto. Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, messenger service, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

4.5 No Inconsistent Agreements. The Issuer shall not hereafter enter into any agreement, or amend any existing agreement, with respect to its securities if such agreement would be inconsistent with the rights granted to the Holders by this Agreement.

4.6 Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

(b) The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party’s reasonable attorneys’ fees and disbursements, and court costs.

4.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

4.8 Headings. Headings of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

4.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its rules of conflict of laws.

4.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT HE OR IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.11.

4.12 No Third Party Beneficiaries. Except as provided in Section 2.8, nothing in this Agreement shall confer any rights upon any Person or entity other than the parties hereto, each such party’s respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

COMPANY:	NETSUITE, INC.

	By:	/s/ James McGeever
James McGeever, Chief Financial Officer

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	TAKO VENTURES, LLC

	By:	/s/ Philip P. Simon
Name:
Title:

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	STARVEST PARTNERS, L.P.

	By:	/s/ Deborah Farrington
Name:
Title:

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	THE CO-INVESTMENT 2000 FUND, L.P.

	By:	/s/ Richard Fox
Name:
Title:

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	RICHARD B. ELLISON AND DONALD L. LUCAS, TRUSTEES, u/a/d 12/07/83 FBO DAVID FERRIS ELLISON

/s/ Richard B. Ellison

/s/ Donald L. Lucas

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	BARBARA B. ELLISON AND DONALD L. LUCAS, TRUSTEES, u/a/d 02/07/86 FBO MARGARET ELIZABETH ELLISON

/s/ Barbara B. Ellison

/s/ Donald L. Lucas

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	MELANIE CRAFT ELLISON

/s/ Melanie Craft Ellison

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	ELAINE HARRIS

/s/ Elaine Harris

[Amended and Restated Investor Rights Agreement Signature Page]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	EDWARD P. SAWYER

/s/ Edward P. Sawyer

[Amended and Restated Investor Rights Agreement Signature Page]

ANNEX A

THE COMPANY:	with a copy to:
NetSuite, Inc.
Wilson Sonsini Goodrich & Rosati

THE INVESTORS:

TAKO Ventures, LLC	with a copy to:

Dudnick Detwiler Rivin & Stikker LLP

StarVest Partners, L.P.	with a copy to:

Ropes & Gray LLP

The Co-Investment 2000 Fund, L.P.

Barbara B. Ellison and Donald L. Lucas, Trustees,
u/a/d 12/07/83 FBO David Ferris Ellison

Barbara B. Ellison and Donald L. Lucas, Trustees,
u/a/d 02/07/86 FBO Margaret Elizabeth Ellison

Melanie Craft Ellison

Elaine Harris

Edward P. Swyer

Evan Goldberg

Ken Rudin

William Ford

David Lipscomb

H. William Mirbach

StarVest Management, Inc., as nominee for

StarVest Partners, L.P. Advisory Council Co-

Investment Plan

ADP Atlantic, Inc.

PaineWebber Capital Inc.

The Co-Investment 2000 Fund, L.P.

Internet Assets Inc. II

Invest Inc.

MJX LLC

WS Investment Company 2000A

Raj S. Judge

Michael J. Danaher

NETSUITE, INC.

AMENDMENT NO. 3 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AND

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”), effective as of                     , 2007, is entered into by and among NetSuite, Inc. (the “Company”) and certain holders of the Company’s capital stock. Among other things this Amendment, (x) amends certain provisions of the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto as amended on September 15, 2006 and on November 20, 2006 (such parties, the “Stockholders,” and such agreement, the “Stockholders Agreement”) and (y) the Amended and Restated Investor Rights Agreement, dated March 31, 2005, by and among the Company and the investors listed on Annex A thereto, as amended (the “IRA”);

WHEREAS, it has been proposed that (i) StarVest Partners, L.P., The Co-Investment 2000 Fund, L.P., Invest Inc., Internet Assets, Inc. II, StarVest Management, Inc., as nominee for StarVest Partners, L.P. Advisory Council Co-Investment Plan and MJX LLC sell and transfer an aggregate of 1,611,334 shares of Series C Preferred Stock, 139,717 shares of Series D Preferred Stock, 1,141,729 shares of Series E Preferred Stock, 2,189,240 shares of Series F Preferred Stock, 2,925,612 shares of Series G Preferred Stock and 2,003,236 shares of Series H Preferred Stock to Meritech Capital Partners III L.P. and Meritech Capital Affiliates III L.P. (collectively, “Meritech”); and (ii) Evan Goldberg, Dave Lipscomb, and Chris Blum (together with other stockholders not party to either the Stockholders Agreement or IRA) sell and transfer an aggregate of 11,500,000 shares of Common Stock to Craig Ramsey (all such selling shareholders under clause (i) or (ii), the “Selling Shareholders” and all shares of capital stock proposed to be and actually sold by the Selling Shareholders, the “Transferred Shares”);

WHEREAS, in connection with such transfer (the “Transfer”) the Purchasers desire to become parties to the IRA and the Stockholders Agreement and to obtain the benefits and undertake the obligations that the Selling Shareholders have under such agreements with respect to the Transferred Shares;

WHEREAS, pursuant to Section 3 of the Stockholders Agreement, certain of the Company’s shareholders, including without limitation the Selling Shareholders, are subject to restrictions on proposed transfer such that, prior to the completion of the proposed Transfer, the shareholders must offer the Transferred Shares to the Company first and to certain other holders of capital stock second, and must thereafter comply with rights of co-sale as set forth therein;

WHEREAS, the Company desires to permit the Transfer and to waive its right of first refusal and to otherwise consent to the Transfer;

WHEREAS, the undersigned shareholders that are party to the Stockholders Agreement that have certain rights of first refusal and co-sale rights under Section 3 of the Stockholder’s Agreement in connection with the Transfer, desire to permit the Transfer and waive all such rights on their behalf and on behalf of all shareholders with such right;

WHEREAS, the Company and each of the undersigned shareholders desire to amend the Stockholders Agreement and the IRA to make each of the Purchasers a party thereto as an “Investor,” “Existing Stockholder” and “Stockholder” under the Stockholders Agreement and an “Investor” under the IRA.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows

1. Amendments of Section 1 of the Stockholders Agreement

(a) The definition of “Permitted Transferee” set forth in Section 1 of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Transferee” means any (w) spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, adopted child or adopted grandchild of the transferring Stockholder, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of the transferring Stockholder (each, a “Family Member”), or any trust or trusts for the exclusive benefit of the transferring Stockholder or one or more Family Members of the transferring Stockholder; and (x) subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or affiliate of the transferring Stockholder, including but not limited to any limited partnership the general partner of which is an affiliate of the transferring Stockholder (each, an “Affiliate”), (y) direct or indirect beneficial owner of the transferring Stockholder or of the transferring Stockholder’s Affiliate, and any trust or trusts for the exclusive benefit of one or more Family Members of such direct or indirect beneficial owner, and (z) any other transferee approved as a “Permitted Transferee” with the Requisite Approval.”

(b) A new definition, “Requisite Approval”, is hereby added to Section 1 of the Stockholders Agreement as follows:

“Requisite Approval” means the approval of (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis) which approval, for the sake of clarity, is evidenced by the execution of that certain Amendment No. 3 to Amended and Restated Stockholders Agreement and Amendment No. 1 to Amended and Restated Investor Rights Agreement, effective as of                     , 2007, by and among the Company and the Stockholders thereto.”

2. Amendment of Amendment Provisions of Stockholders Agreement. Section 10 of the Stockholders Agreement is hereby amended to add to the end of the final sentence thereof the following:

“Notwithstanding the foregoing, by executing a counterpart of this Agreement a Permitted Transferee may become a party to this Agreement as an Investor and an Existing Stockholder without any amendment of this Agreement. Upon delivery of such counterpart signature page, Annex A hereto shall be automatically amended to place thereon the name and address of each such Permitted Transferee and Annex B hereto shall be automatically amended to place thereon the name of the Permitted Transferee and the series and number of shares of each class and series of Preferred Stock acquired by the Permitted Transferee.”

3. Effective Date of Amendment to Stockholders Agreement. As provided for pursuant to Section 10 of the Stockholders Agreement, this Amendment of the Stockholders Agreement shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis). Upon effectiveness of this Amendment, the Stockholders Agreement shall be amended as set forth herein as if such amended provisions had been in effect when the Stockholders Agreement was entered into on March 31, 2005.

4. Amendment of Amendment Provisions of the IRA. Section 4.2 of the IRA is hereby amended to add to the end of the final sentence thereof the following:

“Notwithstanding the foregoing, by executing a counterpart of this Agreement a Permitted Transferee as defined in the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto as amended on September 15, 2006, on November 20, 2006, and on                     , 2007, as amended) may become a party to this Agreement as an Investor without any amendment of this Agreement. Upon delivery of such counterpart signature page, Annex A hereto shall be automatically amended to place thereon the name and address of each such Permitted Transferee.”

5. Effective Date of Amendment to the IRA. As provided for pursuant to Section 4.2 of the IRA, this Amendment of the IRA shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis). Upon effectiveness of this Amendment, the IRA shall be amended as set forth herein as if such amended provisions had been in effect when the IRA was entered into on March 31, 2005.

6. Permitted Transferee. Each of Meritech Capital Partners III L.P., Meritech Capital Affiliates III L.P. and Craig Ramsey is hereby approved as a Permitted Transferee under the Stockholders Agreement and IRA, each as amended hereby.

7. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

9. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment.

10. Severability. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the forgoing, if the value of this Amendment based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

11. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

12. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

13. Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any person, other than the parties to the Stockholders Agreement and their permitted successors and assigns, any rights or remedies under or by reason of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 3 to Amended and Restated Stockholders Agreement and Amendment No.1 to Amended and Restated Investor Rights Agreement as of the date first set forth above.

COMPANY:

(Signature)

(Print Name)

(Title)

STOCKHOLDERS:

(Entity Name, if applicable)

(Signature)

(Print Name)

(Title, if applicable)

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO STOCKHOLDERS AGREEMENT AND AMENDMENT NO. 1 TO IRA]